EXHIBIT 32
Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

I, Lon R. Greenberg, Chief Executive Officer, and I, Kirk R. Oliver, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:

(1)
The Company’s annual report on Form 10-K for the period ended September 30, 2012 (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

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CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

/s/ Lon R. Greenberg		/s/ Kirk R. Oliver
Lon R. Greenberg		Kirk R. Oliver

Date:	November 20, 2012	Date:	November 20, 2012